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                      SECOND AMENDMENT TO RIGHTS AGREEMENT


          SECOND AMENDMENT, dated as of August 20, 1995 (the "Amendment"), to the Rights Agreement dated as of February 10, 1988, as amended as of September 2, 1994 (the "Rights Agreement"), between Joslyn Corporation, an Illinois corporation (the "Corporation"), and The First National Bank of Chicago, a national banking association (the "Rights Agent");

          Pursuant to and in compliance with Section 26 of the Rights Agreement, the Corporation and the Rights Agent desire to amend the Rights Agreement as set forth in this Agreement.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein and in the Rights Agreement, the parties hereto hereby agree as follows:

          1. Section 1(a) of the Rights Agreement is hereby further amended to add the following at the end of the existing language thereof:

               "Anything in this Agreement to the contrary notwithstanding, "Acquiring Person" shall not include Danaher Corporation ("Danaher"), DH Holdings Corp., a wholly-owned subsidiary of Danaher ("DH"), or TK Acquisition Corporation, a wholly-owned subsidiary of DH ("TK"), or any Affiliates or Associates of Danaher, DH or TK, by virtue of any one of the following events ("Permitted Events"): (A) the execution and delivery of

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          the Agreement and Plan of Merger among Danaher, DH, TK and the
          Corporation, dated as of August 20, 1995 and any amendments thereto in accordance with its terms (the "Merger Agreement"), pursuant to which, among other things, (1) TK will offer to purchase all of the issued and outstanding shares of Common Stock (with its associated Rights) (the "Offer"), followed by (2) a merger of TK with and into the Corporation (the "Merger"), (B) any amendment to the Merger Agreement in accordance with the terms thereof, or (C) the announcement, commencement or consummation of the Offer or (D) the consummation of any one or more of the Merger and the transactions contemplated by the Merger Agreement."

          2. Section 1(i) of the Rights Agreement is hereby amended by adding the phrase ", but shall not include any one or more of the Permitted Events.".

          3. Section 1(j) of the Rights Agreement is hereby amended by adding the phrase ", but shall not include any one or more of the Permitted Events.".

          4. Section 3(a) of the Rights Agreement is hereby further amended by inserting the phrase "(other than the Offer)" following the word "offer" in line 8 therein.

          5. Section 3(c) of the Rights Agreement is hereby further amended by inserting the phrase "and as of August 20, 1995" following the phrase "February 10, 1988 and amended as of September 2, 1994" in line 6 of the legend set forth therein.


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          6.  The Rights Agreement is hereby amended to add a new Section 34 which shall read in its entirety as follows:

               "Section 34. TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT. Anything in this Agreement to the contrary notwithstanding, neither the acquisition of beneficial ownership of the Common Stock of the Corporation pursuant to the Offer, the Merger and the consummation of the transactions contemplated by the Merger Agreement, nor the occurence of any one or more of the Permitted Events shall cause Danaher, DH, TK or any Affiliates or Associates of Danaher, DH or TK to be deemed an Acquiring Person or to give rise to a Distribution Date, a Section 11(a)(ii) Event, a Section 13 Event or a Stock Acquisition Date."

          7. The Form of Rights Certificate attached to the Rights Agreement as Exhibit A is hereby amended by inserting after the phrase "1988 and amended as of September 2, 1994" in line 2 of page A-2 thereof the phrase "and amended as of August 20, 1995".

          8. This Amendment shall be governed by and construed in accordance with the laws of the State of Illinois.

          9. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          10. Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify,


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amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Rights Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.


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          IN WITNESS WHEREOF, the parties hereto have caused this Second
Amendment to be duly executed as of the day and year first above written.


                                   JOSLYN CORPORATION


                                   By:/s/ Wayne M. Koprowski
                                      Name: Wayne M. Koprowski
                                      Title: Vice President



                                   THE FIRST NATIONAL BANK OF
                                   CHICAGO


                                   By:/s/ Peter Sablich
                                      Name: Peter Sablich
                                      Title: Vice President


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